UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006

CITY CAPITAL CORPORATION

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(Exact Name of Registrant as specified in Charter)

Commission File No.  33-5902

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Nevada

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(State of Other Jurisdiction of Incorporation)

22-2774460

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(I.R.S. Employer Identification No.)

2535 Pilot Knob Road, Suite 118, Mendota Heights, Minnesota

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(Address of Principal Executive Office)

55120

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(Zip Code)

Registrant's Telephone Number, Including Area Code: (651) 452-1606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act

         (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

         CFR 240.14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the

         Exchange Act (17 CFR 240.14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the

         Exchange Act (17 CFR 240.13e-4(c))

Section 5--Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Ephren W. Taylor, II and Mr. Don Ricardo McCarthy were appointed to the Board of Directors to serve together with the three (3) current directors, Mr. Gary Borglund and Mr. Philip St. James and Mr. Richard Overdorff.  Accordingly, the current directors are Mr. Taylor, Mr. McCarthy, Mr. Borglund, Mr. St. James and Mr. Overdorff.

Ephren W. Taylor II has an extensive background in startup firms from tech to real estate and leading companies to profitability. He has helped start and fund seven companies, raising millions in investment capital. Mr. Taylor is a dynamic public speaker, author, and business consultant who has worked closely with corporations such as CitiGroup, Sprint, Target, Wal-Mart, Air National Guard, and city municipalities. In 2002 his unique investment concepts earned him the distinguished Kansas Entrepreneur of the Year. Also, Ephren Taylor is currently the CEO of Amoro Capital Corporation which owns a diversified portfolio of companies including Ephren Capital Corporation, Green Mountain Springs Water, a third-generation bottled water company; and the Amoro Financial Group.

For the years 1997 to present, Don Ricardo McCarthy has served as Senior Business Development Manager for the Barbados Tourism Authority, at the Barbados Consulate General Office.  He is also Chairman of the Advisory Counsel for the Caribbean Tourism Organization; Chairman of the Marne and Ecological Research Foundation; Director of Ramnat Financial Group; Director of Distinctive Luxury Vacations; Member of the Greater Los Angeles World Trade Center Association; and, Member of the Los Angeles Diplomatic Corps.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  Company  has duly  caused  this  Report to be  signed on its  behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2006

CITY CAPITAL CORPORATION

By:

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           Ephren W. Taylor, II, CEO